AMENDED AND RESTATED EXHIBIT 1


     THIS AMENDED AND RESTATED EXHIBIT 1, dated as of February 22, 2007, is the
Exhibit 1 to the Transfer Agency and Services Agreement between PFPC Inc. and Tweedy, Browne Fund Inc.



                               LIST OF PORTFOLIOS
                               __________________

                       Tweedy, Browne American Value Fund
                        Tweedy, Browne Global Value Fund
             Tweedy, Browne Worldwide High Dividend Yield Value Fund







PFPC INC.

By:      /s/ Michael DeNofrio
         ____________________

Name:    Michael DeNofrio
         ____________________

Title:   Executive Vice President, Senior Managing Directors
         ___________________________________________________



TWEEDY, BROWNE FUND INC.

By:      /s/ M. G. Rosenberger
         _____________________

Name:    M. G. Rosenberger
         _____________________

Title:   VP & COO
         _____________________